ServiceSource Reports Third Quarter 2016 Financial Results
Revenue growth increases to 5% year over year
Gross margins increase by almost 6 percentage points, year over year
Highest adjusted EBITDA in seven quarters

SAN FRANCISCO, November 8, 2016 - ServiceSource® (Nasdaq: SREV), the global leader in customer success and revenue lifecycle management solutions, today announced financial results for the third quarter ended September 30, 2016.

“In the third quarter we further accelerated the trajectory of the business, with sustained improvements across all key financial metrics,” said Christopher M. Carrington, CEO of ServiceSource. “On a non-GAAP basis, year-over-year revenue growth increased to 5.0%, gross profit margins expanded nearly 600 basis points, and Adjusted EBITDA improved materially to $4.1 million. Thanks to the great work of our teams around the world, our client relationships are stronger than ever. We continue to take on expanded scope across our accounts that makes us an even more mission-critical partner delivering the customer and revenue growth outcomes they need in the emerging outcome economy.”

GAAP revenue was $62.5 million in the third quarter, representing a 5.2% increase from the $59.4 million delivered in same the period in the prior year. Non-GAAP revenue was $62.5 million, reflecting a 5.0% increase from the same period in the prior year.

For the third quarter of fiscal year 2016, GAAP net loss in the quarter was $9.3 million, or $0.11 per share, compared with GAAP net loss of $10.9 million, or $0.13 per share, for the same period last year. Non-GAAP net income in the quarter was $1.3 million compared with Non-GAAP net loss of $2.1 million for the same period last year. Non-GAAP net income was $0.02 per basic and diluted share, compared with non-GAAP net loss of $0.02 per basic and diluted share for the same period last year. Adjusted EBITDA was $4.1 million, compared with a loss of $1.3 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its third quarter 2016 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 98687907. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ: SREV) provides the world's leading B2B companies with expert, technology-enabled solutions and best-practice processes proven to grow and retain revenue from existing customers. With a holistic approach to the entire revenue lifecycle, ServiceSource solutions help companies drive customer adoption, expansion and renewal. Only ServiceSource brings to market more than 17 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 200 countries, and a powerful, purpose-built Revenue Lifecycle Management technology platform. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenue	$62,514	$59,432	$184,233	$187,242
Cost of revenue (1)	40,789	42,568	122,568	131,076
Gross profit	21,725	16,864	61,665	56,166
Operating expenses:
Sales and marketing (1)	8,847	10,667	30,626	31,667
Research and development (1)	1,952	3,474	6,132	12,942
General and administrative (1)	14,638	10,912	38,233	33,778
Restructuring and other	—	(2)	—	3,737
Total operating expenses	25,437	25,051	74,991	82,124
Loss from operations	(3,712)	(8,187)	(13,326)	(25,958)
Interest expense and other, net	(2,291)	(2,513)	(5,499)	(7,097)
Impairment of cost basis equity investment	(2,300)	—	(2,300)	—
Loss before income taxes	(8,303)	(10,700)	(21,125)	(33,055)
Income tax provision	968	203	2,505	1,515
Net loss	$(9,271)	$(10,903)	$(23,630)	$(34,570)
Net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.27)	$(0.41)
Weighted average common shares outstanding, basic and diluted	86,283	85,994	85,981	85,113

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$299	$704	$1,146	$2,200
Sales and marketing	565	796	2,152	2,443
Research and development	106	322	448	1,314
General and administrative	1,276	1,438	3,695	4,847
Total stock-based compensation	$2,246	$3,260	$7,441	$10,804

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$51,695	$72,334
Short-term investments	139,178	136,378
Accounts receivable, net	54,133	56,563
Deferred income taxes	—	97
Prepaid expenses and other	6,128	8,167
Total current assets	251,134	273,539
Property and equipment, net	37,167	25,903
Deferred income taxes, net of current portion	—	1,759
Goodwill and intangibles, net	8,310	9,444
Other assets, net	5,424	6,919
Total assets	$302,035	$317,564

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,573	$1,067
Accrued taxes	508	1,112
Accrued compensation and benefits	20,587	22,116
Deferred revenue	4,985	5,770
Accrued expenses	6,317	4,716
Other current liabilities	1,707	2,327
Total current liabilities	35,677	37,108
Obligations under capital leases, net of current portion	138	198
Convertible notes, net	132,515	126,051
Other long-term liabilities	6,598	6,232
Total liabilities	174,928	169,589
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	335,355	331,922
Accumulated deficit	(207,862)	(183,941)
Accumulated other comprehensive income	47	427
Total stockholders’ equity	127,107	147,975
Total liabilities and stockholders’ equity	$302,035	$317,564

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine months ended
	September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(23,630)	$(34,570)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,636	10,204
Amortization of debt discount and issuance costs	6,464	5,955
Accretion of premium on short-term investments and other	888	(205)
Deferred income taxes	1,698	1,155
Stock-based compensation	7,441	10,804
Restructuring and other	—	3,518
Impairment of cost basis equity investment	2,300	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,778	12,740
Deferred revenue	(805)	(1,043)
Prepaid expenses and other	1,306	(539)
Accounts payable	407	(620)
Accrued taxes	(627)	(879)
Accrued compensation and benefits	(1,509)	(580)
Accrued expense	1,670	(4,031)
Other liabilities	(311)	(844)
Net cash provided by operating activities	9,706	1,065
Cash flows from investing activities
Acquisition of property and equipment	(21,203)	(8,273)
Restricted cash	—	(1,244)
Purchases of short-term investments	(86,365)	(73,567)
Sales of short-term investments	83,331	61,430
Maturities of short-term investments	350	690
Net cash used in investing activities	(23,887)	(20,964)
Cash flows from financing activities
Repayment on capital lease obligations	(120)	(139)
Repurchase of common stock	(8,921)	—
Proceeds from common stock issuances	5,034	3,476
Minimum tax withholding requirement	(770)	(708)
Net cash (used in) provided by financing activities	(4,777)	2,629
Net decrease in cash and cash equivalents	(18,958)	(17,270)
Effect of exchange rate changes on cash and cash equivalents	(1,681)	717
Cash and cash equivalents at beginning of period	72,334	90,382
Cash and cash equivalents at end of period	$51,695	$73,829

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring related costs, litigation reserve, impairment of cost basis equity investment, non-cash interest expense and applying an income tax rate of 40% on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring related costs, litigation reserve, impairment of cost basis equity investment and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2016	2015	2016	2015
Net Revenue
GAAP net revenue		$62,514	$59,432	$184,233	$187,242
Adjustments to revenue	(A)	—	81	—	275
Non-GAAP net revenue		$62,514	$59,513	$184,233	$187,517

Gross Profit
GAAP gross profit		$21,725	$16,864	$61,665	$56,166
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	81	—	275
Stock-based compensation	(B)	299	704	1,146	2,200
Amortization of internally-developed software	(C)	1,695	1,362	4,867	3,383
Amortization of purchased intangible assets	(D)	246	247	741	741
Non-GAAP gross profit		$23,965	$19,258	$68,419	$62,765

Gross Profit %
GAAP gross profit		35%	28%	33%	30%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%	—%	—%
Stock-based compensation	(B)	—%	1%	1%	1%
Amortization of internally-developed software	(C)	3%	2%	3%	2%
Amortization of purchased intangible assets	(D)	—%	—%	—%	—%
Non-GAAP gross profit		38%	32%	37%	33%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$25,437	$25,051	$74,991	$82,124
Stock-based compensation	(B)	(1,947)	(2,556)	(6,295)	(8,604)
Amortization of internally-developed software	(C)	(194)	(84)	(449)	(252)
Amortization of purchased intangible assets	(D)	(131)	(131)	(394)	(394)
Restructuring and other	(E)	—	2	—	(3,737)
Litigation reserve	(F)	(1,500)	—	—	—
Non-GAAP operating expenses		$21,665	$22,282	$67,853	$69,137

Net loss
GAAP net loss		$(9,271)	$(10,903)	$(23,630)	$(34,570)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	81	—	275
Stock-based compensation	(B)	2,246	3,260	7,441	10,804
Amortization of internally-developed software	(C)	1,888	1,446	5,316	3,635
Amortization of purchased intangible assets	(D)	377	378	1,134	1,134
Restructuring and other	(E)	—	(2)	—	3,737
Litigation reserve	(F)	1,500	—	1,500	—
Impairment of cost basis equity investment	(G)	2,300	—	2,300	—
Non-cash interest expense	(H)	2,217	2,052	6,464	5,965
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	78	1,552	2,813	4,382
Non-GAAP net income (loss)		$1,335	$(2,136)	$3,338	$(4,638)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.11)	$(0.13)	$(0.27)	$(0.41)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—	—	—
Stock-based compensation	(B)	0.03	0.04	0.09	0.13
Amortization of internally-developed software	(C)	0.02	0.02	0.06	0.04
Amortization of purchased intangible assets	(D)	—	—	0.01	0.01
Restructuring and other	(E)	—	—	—	0.04
Litigation reserve	(F)	0.02	—	0.02	—
Impairment of cost basis equity investment	(G)	0.03	—	0.03	—
Non-cash interest expense	(H)	0.03	0.02	0.08	0.07
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	—	0.02	0.03	0.05
Non-GAAP diluted net income (loss) per share		$0.02	$(0.02)	$0.04	$(0.05)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		86,283	85,994	85,981	85,113

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue. Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million and $0.3 million of revenue was not recognized for the three and nine months ended September 30, 2015, respectively. At September 30, 2016 we have fully realized the impact of this adjustment in our non-GAAP net revenue presentation.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Restructuring and other expense. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, stock-based compensation related to accelerated vesting of certain equity awards and charges related to cancellation of contracts. These are one-time in nature costs that are not indicative of our core operating performance.
(F) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. As of September 30, 2016, the Company has accrued a $1.5 million reserve relating to our potential liability for currently pending disputes. These reserves are one-time in nature charges that are not indicative of our core operating performance.
(G) Impairment of cost basis equity investment. In 2013 we made an equity investment in a private company for $4.5 million, which represented less than 5% of the outstanding equity of the company. We carry this investment on a cost basis and periodically evaluate its recoverability to determine if there is an impairment in the carrying value. Based on unfavorable growth trends and declining financial performance of this investee, the Company determined that its investment was impaired at September 30, 2016 and recorded a $2.3 million impairment charge. This equity investment is not an asset that supports or is use in our core operations and the impairment charge is not indicative of our core operating performance.
(H) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G and H noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(9,271)	$(10,903)	$(23,630)	$(34,570)
Income tax provision	968	203	2,505	1,515
Interest expense and other, net	2,291	2,513	5,499	7,097
Depreciation and amortization	4,072	3,520	11,636	10,320
EBITDA	(1,940)	(4,667)	(3,990)	(15,638)
Stock-based compensation	2,246	3,260	7,441	10,804
Litigation reserve	1,500	—	1,500	—
Impairment of cost basis equity investment	2,300	—	2,300	—
Adjustments to revenue	—	81	—	275
Restructuring and other	—	(2)	—	3,737
Adjusted EBITDA	$4,106	$(1,328)	$7,251	$(822)

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com